UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

OceanFirst Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

975 Hooper Avenue, Toms River, New Jersey		08753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 240-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

In connection with the underwritten public offering of 5,556,000 shares of common stock of OceanFirst Financial Corp. (the “Company”), the Company entered into an Underwriting Agreement, dated October 28, 2009 with Sandler O’Neill & Partners, L.P., as representative of the underwriters named therein (the “Underwriting Agreement”). The shares of common stock are being sold to the public at a price of $9.00 per share. Pursuant to the Underwriting Agreement, the underwriters have a 30-day option to purchase up to an additional 833,400 shares of common stock to cover over-allotments, if any.

The underwriters and their affiliates have provided certain commercial banking, financial advisory and investment banking services for the Company for which they receive fees. Sandler O’Neill & Partners, L.P. is serving as financial advisor to Central Jersey Bancorp with respect to the previously announced merger of Central Jersey Bancorp with and into the Company, for which it is receiving customary compensation.

The Underwriters and their affiliates may from time to time in the future perform services for the Company and engage in other transactions with the Company.

The preceding is a summary of the terms of the Underwriting Agreement, and is qualified in its entirety by reference to the Underwriting Agreement, attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events

On October 29, 2009, the Company issued a press release announcing the pricing of the Company’s underwritten public offering of 5,556,000 shares of its common stock at a price of $9.00 per share. Net proceeds will be approximately $46.9 million, exclusive of any exercise by the underwriters of their over-allotment option to purchase an additional 833,400 shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements contained in this current report on Form 8-K, including Exhibit 99.1, contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of the Company . These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. While the Company believes its plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable, the Company can give no assurance that any of them will be achieved. You should understand that various factors could affect the Company’s future results and could cause results to differ materially from those expressed in these forward-looking statements.

Actual outcomes and results may differ materially from what is expressed in the Company’s forward-looking statements and from its historical financial results due to the factors discussed in the Company’s SEC filings. Forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the time this Form 8-K is filed with the SEC. The Company undertakes no obligation to revise the forward-looking statements contained in herein to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect the Company’s businesses. Though the Company strives to monitor and mitigate risk, it cannot anticipate all potential economic, operational and financial developments that may adversely impact the Company’s operations and its financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company. Any investor in the Company should consider all risks and uncertainties disclosed in the Company’s SEC filings all of which are accessible on the SEC’s website at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.

1.1	Underwriting Agreement, dated October 28, 2009, between OceanFirst Financial Corp. and Sandler O’Neill & Partners, L.P. as representative for the several underwriters named therein.

99.1	Press Release, dated October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2009

OCEANFIRST FINANCIAL CORP.

By:	/S/ MICHAEL J. FITZPATRICK
Name:	Michael J. Fitzpatrick
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

1.1	Underwriting Agreement, dated October 28, 2009, between OceanFirst Financial Corp. and Sandler O’Neill & Partners, L.P. as representative for the several underwriters named therein.

99.1	Press Release, dated October 29, 2009.

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